EXHIBIT 23.1(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the previously filed Registration Statements Nos. 333-139703 and 333-140787 on Form S-8 of St. Bernard Software, Inc. of our report dated March 19, 2008, relating to the consolidated financial statements of St. Bernard Software, Inc., appearing in this Annual Report on Form 10-KSB for the year ended December 31, 2007.

/S/    SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP

San Diego, California

March 19, 2008